Exhibit 99.1

TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended June 30, 2019

New York, NY, July 29, 2019 /BusinessWire/ -- TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended June 30, 2019. For the second quarter of 2019 GAAP net income was $32.0 million, earnings per diluted common share was $0.43, and book value per common share at June 30, 2019 was $19.76.

SECOND QUARTER 2019 HIGHLIGHTS

-- Generated GAAP net income of $32.0 million, or $0.43 per diluted common share, based on a weighted average share count of 74.0 million common shares, an increase of 5.7 million common shares (8.3%) from the quarter ended March 31, 2019

-- Closed eight new loan commitments totaling $755.0 million, with an average loan size of $94.4 million, an initial unpaid principal balance of $507.8 million, a weighted average as-is loan-to-value of 60.1%, and a weighted average credit spread of 364 bps, including a non-consolidated senior interest of $132.0 million

-- Declared cash dividends of $32.0 million, or $0.43 per common share, representing an annualized dividend yield of 8.7% on a book value per common share of $19.76

Greta Guggenheim, Chief Executive Officer, stated: “We originated $1.5 billion of loans during the first half of the year, with $755 million originated in the second quarter. Our high-quality interest earning assets at quarter end totaled $5.5 billion which contributed to our increased earnings of $32 million for the quarter. We begin the second half of the year with a strong balance sheet and pipeline of loans, which positions us for continued earnings growth.”

The Company issued a supplemental presentation detailing its second quarter 2019 operating results, which can be viewed at http://investors.tpgrefinance.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 8:30 a.m. ET on Tuesday, July 30, 2019. The call will be hosted by Greta Guggenheim, Chief Executive Officer, and Bob Foley, Chief Financial and Risk Officer. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.

REPLAY INFORMATION

A replay of the conference call will be available after 11:30 a.m. ET on Tuesday, July 30, 2019 through 11:59 p.m. ET on Tuesday, August 13, 2019. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13692185. The recorded replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that focuses primarily on originating, acquiring, and managing first mortgage loans and other commercial real estate‐related debt instruments secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of TPG. TPG is a global alternative asset firm with a 25-year history and more than $108 billion of assets under management. For more information regarding TRTX, visit www.tpgrefinance.com.

FORWARD-LOOKING STATEMENTS

The information contained in this earnings release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments, the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company, and financing needs and arrangements. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com

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